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[IBDO LETTERHEAD]




                                  CONSENT OF
                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Recycling Industries, Inc.
Denver, Colorado

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated December 30, 1997, relating to the consolidated financial statements of Recycling Industries, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 1997.



                                       /s/ BDO Seidman, LLP


Denver, Colorado
September 30, 1998